Exhibit 23.1


                 [SHATSWELL, MACLEOD & COMPANY, P.C. LETTERHEAD]




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


         We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-135035) of New England Bancshares, Inc., of our report dated April 19, 2006, on the consolidated balance sheets of New England Bancshares, Inc. and Subsidiary as of March 31, 2006 and 2005, and the related consolidated statements of income, changes in stockholders' equity accounts and cash flows for the years then ended, appearing in the Annual Report on Form 10-KSB for New England Bancshares, Inc. for the fiscal year ended March 31, 2006.



                                         /s/ Shatswell, MacLeod & COMPANY, P.C.
                                             -----------------------------------
                                             SHATSWELL, MacLEOD & COMPANY, P.C.

West Peabody, Massachusetts
June 26, 2006